UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2013

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

399 Park Avenue, New York,New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 559-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.

Current Report on Form 8-K

Item 8.01    Other Events.

On March 14, 2013, Citigroup Inc. (Citi) announced that the Federal Reserve Board (FRB) has advised Citi that the FRB has no objection to the planned capital actions requested by Citi as part of the 2013 Comprehensive Capital Analysis and Review (CCAR).

The planned capital actions include a $1.2 billion common stock buyback program through the first quarter of 2014 and the maintenance of current common stock dividends ($0.01 per share per quarter). Any repurchases of common stock and common stock dividends remain subject to approval by Citigroup’s Board of Directors.

Certain statements included herein, including those regarding Citi’s 2013 CCAR planned capital actions, are “forward-looking statements” within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results and capital and other financial condition may differ materially from those included in these statements due to a variety of factors, including but not limited to obtaining required approvals, satisfactory market conditions and any other conditions that may be included in any Citi stock repurchase program, as well as those factors contained in Citi’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section of Citi’s 2012 Annual Report on Form 10-K. Precautionary statements included in such filings should be read in conjunction with this document. Any forward-looking statements made by or on behalf of Citi speak only as to the date they are made, and Citi does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2013	CITIGROUP INC.

	By:	/s/ Rohan Weerasinghe
Rohan Weerasinghe General Counsel and Corporate Secretary

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